Exhibit 99.1

Hillenbrand Announces Agreement to Be Acquired by

Lone Star for $32.00 Per Share

Equates to Enterprise Value of Approximately $3.8 Billion

BATESVILLE, Ind. Oct. 15, 2025 – /PR Newswire/ - Hillenbrand, Inc. (NYSE: HI) announced today that it has entered into a definitive agreement to be acquired by an affiliate of Lone Star Funds in an all-cash transaction valued at $32.00 per share, equating to an enterprise value of approximately $3.8 billion.

The purchase price represents a premium of approximately 37% over Hillenbrand’s unaffected closing share price1 on August 12, 2025, and a premium of 53% over the volume weighted average price (VWAP) of Hillenbrand common stock for the 90 days ending August 12, 2025.

Hillenbrand provides highly-engineered processing equipment and solutions to customers around the world through its Advanced Process Solutions and Molding Technology Solutions segments. Over the past three years, Hillenbrand has repositioned the business, strengthening and streamlining its portfolio through strategic acquisitions and divestitures and building out its industrial food equipment portfolio.

“We are pleased to reach this agreement with Lone Star, which delivers immediate and certain cash value to our shareholders at a substantial premium to recent trading, and positions Hillenbrand to continue meeting and exceeding customers’ needs for highly-engineered, mission-critical processing equipment and solutions,” said Helen Cornell, Chairperson of the Board of Directors. “The Board carefully reviewed a range of potential strategic alternatives, including interest from a number of parties, and determined that this transaction is in the best interest of Hillenbrand and its shareholders.”

“Over the past several years, Hillenbrand has made tremendous progress transforming into a pure-play industrial company, reshaping our portfolio, and making strategic investments in the business,” said Kim Ryan, President and Chief Executive Officer of Hillenbrand. “Lone Star recognizes this progress and sees a bright future, given our successful leading businesses and strong teams. We look forward to working with Lone Star to enhance our scale, create opportunities for our associates, and continue to drive growth and innovation within the durable plastics, food, and recycling end markets.”

“We are excited to partner with Hillenbrand, a high-quality operator in the industrial equipment sector,” said Donald Quintin, Chief Executive Officer of Lone Star. “Lone Star is fortunate to have a long track record in related industrial manufacturing, and our expertise will be brought to bear in partnering with Hillenbrand’s management team to invest in the business and help foster continued growth and innovation at the company. We are honored to be the partners to take the Hillenbrand name and dedicated team into the next chapter of success.”

[1]

Hillenbrand’s unaffected closing share price represents the closing share price on the last trading day prior to the publication of an August 13, 2025 article stating that the Company was considering potential strategic alternatives.

The Hillenbrand Board of Directors unanimously approved the transaction. This agreement comes following the Hillenbrand Board of Directors’ review of several strategic alternatives for the company.

Transaction Details

The transaction is expected to close by the end of the first quarter of calendar year 2026 and is subject to customary closing conditions, including approval by Hillenbrand shareholders and receipt of required regulatory approvals.

Upon completion of the transaction, Hillenbrand will become a privately held company, and Hillenbrand’s shares will no longer trade on the New York Stock Exchange.

As a result of this announcement, for its fourth quarter and fiscal year 2025 earnings announcement scheduled for November 19, 2025, Hillenbrand will issue a press release but will not hold a conference call and webcast. In addition, Hillenbrand will not issue financial guidance for fiscal year 2026.

Advisors

Evercore is serving as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Hillenbrand. Jefferies LLC and UBS Investment Bank are serving as financial advisors and Kirkland & Ellis is serving as legal counsel to Lone Star.

Important Information and Where to Find It

In connection with the proposed transaction between Hillenbrand and Lone Star, Hillenbrand will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to shareholders of Hillenbrand. Hillenbrand may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document Hillenbrand may file with the SEC. Investors and security holders are urged to read the proxy statement and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety because they contain or will contain important information about the proposed transaction and related matters. Investors and security holders may obtain free copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Hillenbrand through the SEC’s website at https://www.sec.gov, through Hillenbrand’s investor relations website at https://ir.hillenbrand.com or by contacting Hillenbrand’s investor relations team at investors@hillenbrand.com or 812-931-5036.

Participants in the Solicitation

Hillenbrand and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Hillenbrand’s shareholders in connection with the proposed transaction between Hillenbrand and Lone Star. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Information regarding Hillenbrand’s directors and executive officers is contained in Hillenbrand’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on January 7, 2025, in the sections “Proxy Statement Summary,” “Proposal No. 1 – Election of Directors,” “The Board of Directors and Committees,” “Security Ownership of Directors and Management,” “Executive Compensation” and “Compensation of Directors”; in Item 1 of Hillenbrand’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024, under the heading “Information About

Our Executive Officers”; and in Hillenbrand’s current reports on Form 8-K filed with or furnished to the SEC on February 18, 2025, May 15, 2025 and June 26, 2025. Additional information regarding ownership of Hillenbrand’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents and the other SEC filings described in this paragraph may be obtained free of charge through the SEC’s website at https://www.sec.gov or through Hillenbrand’s investor relations website at https://ir.hillenbrand.com.

About Hillenbrand

Hillenbrand (NYSE: HI) is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our people, our customers, and our communities. To learn more, visit: www.Hillenbrand.com.

About Lone Star

Lone Star is a leading investment firm advising funds that invest globally in private equity, credit and real estate. The firm has been successfully navigating complex situations for 30 years. The funds are experienced value investors that seek opportunities in situations that are in flux or complicated by specific structural or financial factors, regardless of the prevailing market environment. Our deep bench of senior leaders and expert deal professionals ensures a strong foundation for successful investments and strategic decision-making. Since the establishment of its first fund in 1995, Lone Star has organized 25 private equity funds with aggregate capital commitments totaling approximately $95 billion. For more information regarding Lone Star Funds, go to www.lonestarfunds.com. Follow us on LinkedIn.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the proposed acquisition of Hillenbrand by an affiliate of Lone Star Funds through a merger transaction (the “Merger”), including financial estimates and statements as to the expected timing, completion and effects of the Merger, as contrasted with historical information. Forward-looking statements are based on assumptions that Hillenbrand believes are reasonable, but by their very nature are subject to a wide range of risks. If Hillenbrand’s assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections. The following list, though not exhaustive, contains words that indicate a forward-looking statement:

intend	believe	plan	expect	may	goal	would
project	position	future	outlook	become	pursue	estimate
will	forecast	continue	could	anticipate	remain	likely
target	encourage	promise	improve	progress	potential	should
impact	strategy	assume

Forward-looking statements are not guarantees of future performance, and Hillenbrand’s actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond Hillenbrand’s control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to the risk that the Merger may not be consummated in a timely manner or at all; the possible inability of the parties to the definitive agreement for the Merger (the “Merger Agreement”) to obtain the required regulatory approvals for the Merger and to satisfy the other conditions to the closing of the Merger, including approval of the Merger Agreement by Hillenbrand’s shareholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the Merger Agreement may be terminated in circumstances that require Hillenbrand to pay a termination fee; the risk that the relevant affiliates of Lone Star Funds fail to obtain on a timely basis or at all the financing necessary to complete the Merger; potential litigation relating to the Merger and the outcome of any such litigation; the potential adverse impact on Hillenbrand of contractual restrictions under the Merger Agreement that limit Hillenbrand’s ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the Merger and the possibility that the Merger may be more expensive to complete than anticipated; competitors’ responses to the Merger; global market and economic conditions, including those related to the continued volatility in the financial markets, including as a result of the United States (“U.S.”) administration’s recently announced tariffs and changed trade policies; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; increasing competition for highly skilled and talented workers, as well as labor shortages; closures or slowdowns and changes in labor costs and labor difficulties; uncertainty related to environmental regulation and industry standards, as well as physical risks of climate change; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; economic and financial conditions including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; uncertainty in U.S. global trade policy and risks with governmental instability in certain parts of the world; Hillenbrand’s level of international sales and operations; negative effects of acquisitions, including the Schenck Process Food and Performance Materials business and Linxis Group SAS acquisitions, on Hillenbrand’s business, financial condition, results of operations and financial performance; competition in the industries in which Hillenbrand operates, including on price; cyclical demand for industrial capital goods; the ability to recognize the benefits of any acquisition or divestiture including the sale of the Milacron injection molding and extrusion business (the “Disposition”), including potential synergies and cost savings or the failure of Hillenbrand or any acquired company, or the Disposition, to achieve its plans and objectives generally; any strategic and operational initiatives implemented by the parties to the Disposition after the consummation of the Disposition; potential adverse effects of the announcement or results of the Disposition or the announcement or pendency of the Merger, or any failure to complete the Merger, on the market price of Hillenbrand’s common stock or on the ability of Hillenbrand to develop and maintain relationships with its personnel and customers, suppliers and others with whom it does business or otherwise on Hillenbrand’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Hillenbrand’s ongoing business operations due to the Disposition or the Merger; impacts of decreases in demand or changes in technological advances, laws, or regulation on the net revenues that we derive from the plastics industry; the impact to Hillenbrand’s effective tax rate of changes in the mix of earnings or in tax laws and certain other tax-related matters; exposure to tax uncertainties and audits; involvement in claims, lawsuits, and governmental proceedings related to operations; uncertainty in the U.S. political and regulatory environment; adverse foreign currency fluctuations; and labor disruptions.

Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of certain factors that could cause actual results to differ from those contained in forward-looking statements, see the discussion under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on November 19, 2024, and in Part II, Item 1A of Hillenbrand’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 29, 2025, as well as other risks and uncertainties detailed in Hillenbrand’s filings with the SEC from time to time. The forward-looking information in this communication speaks only as of the date on which it is made. Hillenbrand undertakes no obligation to publicly update or revise any forward-looking statement, whether written or oral, to reflect new information or future developments or otherwise.

CONTACTS

Investor Relations for Hillenbrand

Trent Schwartz, Executive Director, Investor Relations

Phone: 812-931-5036

Email: investors@hillenbrand.com

Corporate Communications for Hillenbrand

Gladstone Place Partners

Lauren Odell / Danielle Fornabaio

Phone: 212-230-5930

Email: Hillenbrand@gladstoneplace.com

Communications for Lone Star

Andrew Johnson, Global Head of Communications and Public Affairs

Phone: 212-896-2251

Email: ajohnson@lonestarfunds.com

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko / Ed Trissel / Erik Carlson

Phone: 212-355-4449